                                                                      Exhibit PP
                                                              Page 1 of 21 Pages
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 13D

                   Under the Securities Exchange Act of 1934
                               (Amendment No. 5)

                            LIVE ENTERTAINMENT INC.
--------------------------------------------------------------------------------
                               (Name of Issuer)

                    Common Stock, Par Value $.01 Per Share
--------------------------------------------------------------------------------
                        (Title of Class of Securities)

                                  538032 10 3
--------------------------------------------------------------------------------
                                (CUSIP Number)

                             Gideon Cashman, Esq.
                        PRYOR, CASHMAN, SHERMAN & FLYNN
                                410 Park Avenue
                    New York, New York 10022 (212) 421-4100
--------------------------------------------------------------------------------
          (Name, Address and Telephone Number of Person Authorized to
                      Receive Notices and Communications)

                                March 24, 1994
--------------------------------------------------------------------------------
            (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box. [_]

Check the following box if a fee is being paid with the statement. [X]
(A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13D-7).

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                                 SCHEDULE 13D

CUSIP NO. 538032 10 3                                         Page 2 of 21 Pages
          -----------

1.  NAME OF REPORTING PERSON
    S.S. OR IRS IDENTIFICATION NO. OF ABOVE PERSON
    Pioneer Electronic Corporation
    ----------------------------------------------------------------------------

2.  CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*  (a) [_]
                                                       (b) [X]
    ----------------------------------------------------------------------------

3.  SEC USE ONLY
    ----------------------------------------------------------------------------

4.  SOURCE OF FUNDS*
    ----------------------------------------------------------------------------

5.  CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS           [_]
    IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)
    ----------------------------------------------------------------------------

6.  CITIZENSHIP OR PLACE OF ORGANIZATION
    Japan
    ----------------------------------------------------------------------------

                  7.  SOLE VOTING POWER  8,955,331
                                        ----------------------------------------
NUMBER OF
SHARES            8.  SHARED VOTING POWER   0
BENEFICIALLY                              --------------------------------------
OWNED BY
EACH              9.  SOLE DISPOSITIVE POWER  8,955,331
REPORTING                                    -----------------------------------
PERSON WITH
                 10.  SHARED DISPOSITIVE POWER   0
                                               ---------------------------------

11. AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
    8,955,331
    ----------------------------------------------------------------------------

12. CHECK BOX IF THE AGGREGATE AMOUNT IN
    ROW (11) EXCLUDES CERTAIN SHARES*                      [_]
    ----------------------------------------------------------------------------

13. PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
    52.6%
    ----------------------------------------------------------------------------

14. TYPE OF REPORTING PERSON*
    CO
    ----------------------------------------------------------------------------

--------------

     * SEE INSTRUCTIONS BEFORE FILLING OUT!

                                 SCHEDULE 13D

CUSIP NO. 538032 10 3                                         Page 3 of 21 Pages
          -----------


1.  NAME OF REPORTING PERSON
    S.S. OR IRS IDENTIFICATION NO. OF ABOVE PERSON
    Pioneer North America, Inc.
    ----------------------------------------------------------------------------

2.  CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*  (a) [_]
                                                       (b) [X]
    ----------------------------------------------------------------------------

3.  SEC USE ONLY
    ----------------------------------------------------------------------------

4.  SOURCE OF FUNDS*
    ----------------------------------------------------------------------------

5.  CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS
    IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)             [_]
    ----------------------------------------------------------------------------

6.  CITIZENSHIP OR PLACE OF ORGANIZATION
    Delaware
    ----------------------------------------------------------------------------

                  7.  SOLE VOTING POWER  8,955,331
                                       -----------------------------------------
NUMBER OF
SHARES            8.  SHARED VOTING POWER   0
BENEFICIALLY                             ---------------------------------------
OWNED BY
EACH              9.  SOLE DISPOSITIVE POWER  8,955,331
REPORTING                                   ------------------------------------
PERSON WITH
                 10.  SHARED DISPOSITIVE POWER   0
                                               ---------------------------------
11. AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
    8,955,331
    ----------------------------------------------------------------------------

12. CHECK BOX IF THE AGGREGATE AMOUNT IN
    ROW (11) EXCLUDES CERTAIN SHARES*                      [_]
    ----------------------------------------------------------------------------

13. PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
    52.6%
    ----------------------------------------------------------------------------

14. TYPE OF REPORTING PERSON*
    CO
    ----------------------------------------------------------------------------

--------------

     * SEE INSTRUCTIONS BEFORE FILLING OUT!

                                 SCHEDULE 13D

CUSIP NO. 538032 10 3                                         Page 4 of 21 Pages
          -----------


1.  NAME OF REPORTING PERSON
    S.S. OR IRS IDENTIFICATION NO. OF ABOVE PERSON
    Pioneer LDCA, Inc.
    ----------------------------------------------------------------------------

2.  CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*  (a) [_]
                                                       (b) [X]
    ----------------------------------------------------------------------------

3.  SEC USE ONLY
    ----------------------------------------------------------------------------

4.  SOURCE OF FUNDS*
    ----------------------------------------------------------------------------

5.  CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS
    IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)             [_]
    ----------------------------------------------------------------------------

6.  CITIZENSHIP OR PLACE OF ORGANIZATION
    Delaware
    ----------------------------------------------------------------------------

                  7.  SOLE VOTING POWER  8,955,331
                                       -----------------------------------------
NUMBER OF
SHARES            8.  SHARED VOTING POWER   0
BENEFICIALLY                             ---------------------------------------
OWNED BY
EACH              9.  SOLE DISPOSITIVE POWER  8,955,331
REPORTING                                   ------------------------------------
PERSON WITH
                 10.  SHARED DISPOSITIVE POWER   0
                                               ---------------------------------
11. AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
    8,955,331
    ----------------------------------------------------------------------------

12. CHECK BOX IF THE AGGREGATE AMOUNT IN
    ROW (11) EXCLUDES CERTAIN SHARES*                      [_]
    ----------------------------------------------------------------------------

13. PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
    52.6%
    ----------------------------------------------------------------------------

14. TYPE OF REPORTING PERSON*
    CO
    ----------------------------------------------------------------------------

--------------

     * SEE INSTRUCTIONS BEFORE FILLING OUT!

     This Statement constitutes Amendment No. 5 to the Schedule 13D, dated July 3, 1990, as amended by Amendment No. 1 dated March 24, 1992, as amended by Amendment No. 2 dated June 12, 1992, as amended by Amendment No. 3 dated March 30, 1993 and as amended by Amendment No. 4 dated October 28, 1993 (collectively, the "Schedule 13D"), filed by Pioneer Electronic Corporation, a Japanese corporation ("PEC"), Pioneer North America, Inc., a Delaware corporation ("PNAI") and Pioneer LDCA, Inc., a Delaware corporation ("PLI") with respect to the shares of the common stock, par value $.0l per share (the "Shares" or "Common Stock"), of LIVE Entertainment Inc., a Delaware corporation (the "Company"). PEC, PNAI and PLI are sometimes collectively referred to herein as the "Reporting Persons." All capitalized terms not otherwise defined herein shall have the meanings given to them in the Schedule 13D.

     1.  Item 4 of the Schedule 13D is amended by adding the following:

          On March 24, 1994, the Company and Carolco announced that they had agreed in principle to enter into a tax free business combination ("Merger"). Pursuant to such Merger each holder of Carolco common stock will receive one share of newly issued common stock of the Company for each 5.5 shares of Carolco common stock (subject to adjustment under certain circumstances). The three representatives of the Reporting Persons who serve on the Company's Board of Directors have voted in favor of such Merger. The Merger is subject to a number of conditions, including, but not limited to, execution of definitive documentation and approval thereof by the Company's Board of Directors, the approval of Carolco's Board of Directors (the Reporting Persons currently have four representatives serving as directors on Carolco's 15 member Board), and approval of the Merger by the non-affiliated stockholders of the Company and Carolco. Consequently, the Reporting Persons, as an affiliated stockholder of each of the Company and Carolco, although they will vote as a stockholder regarding the proposed Merger in favor thereof, they will not have the ability, by themselves, to cause the Merger to be approved. The Company and Carolco executed a letter of intent, dated March 23, 1994 (the "Letter of Intent"), setting forth the general terms of the proposed Merger.

     2.  Item 6 is amended by adding the following:

          (i) The Letter of Intent was entered into between the Company and Carolco, pursuant to which, among other things, such companies agreed in principle to enter into a Merger. A copy of the Letter of Intent is attached hereto as Exhibit Z.

     3.  Item 7 is amended by adding the following:

          Exhibit Z - Letter of Intent, dated March 23, 1994, between the Company and Carolco.

          Exhibit AA -  Press Release dated March 24, 1994.

                              Page 5 or 21 Pages

                                   SIGNATURE
                                   ---------

       After reasonable inquiry and to the best of the undersigned's knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated:  March 31, 1994


                                   PIONEER ELECTRONIC CORPORATION


                                   By:  /s/ Ronald N. Stone
                                        -------------------
                                        Name:  Ronald N. Stone
                                        Title:  Attorney-in-Fact



                                   PIONEER NORTH AMERICA, INC.


                                   By:  /s/ Ronald N. Stone
                                        -------------------
                                        Name:  Ronald N. Stone
                                        Title:  Attorney-in-Fact



                                   PIONEER LDCA, INC.


                                   By:  /s/ Ronald N. Stone
                                        -------------------
                                        Name:  Ronald N. Stone
                                        Title:  Attorney-in-Fact

                              Page 6 of 21 Pages